                                                                  EXHIBIT 11


                             Silgan Holdings Inc.
                       Computation of Per Share Earnings
                 (Dollars in thousands, except per share data)

                                                                      For the Year Ended December 31,
                                                 -----------------------------------------------------------------------
                                                    1996           1995           1994           1993           1992
                                                 -----------    -----------    -----------    -----------    -----------
Income (loss) before extraordinary
   charges and cumulative effect of
   changes in accounting principles              $    30,637    $   (15,989)   $   (13,031)   $   (14,366)   $   (19,778)

Extraordinary charges relating to early
   extinguishment of debt                             (2,222)        (5,817)            --         (1,341)       (23,957)

Cumulative effect of changes in
   accounting principles                                  --             --             --         (6,276)            --
                                                 -----------    -----------    -----------    -----------    -----------
Net income (loss) before preferred
   stock dividend                                     28,415        (21,806)       (13,031)       (21,983)       (43,735)

Preferred stock dividend requirement                  (3,006)            --             --             --             --
                                                 -----------    -----------    -----------    -----------    -----------
Net income (loss) applicable to
   common stockholders                           $    25,409    $   (21,806)   $   (13,031)   $   (21,983)   $   (43,375)
                                                 ===========    ===========    ===========    ===========    ===========
Weighted average shares
   outstanding/(1)/                               17,556,780     19,446,120     19,446,120     15,268,449     15,162,833

Common stock equivalents/(2)/                      1,612,675      1,201,479      1,201,479      1,201,479      1,201,480
                                                 -----------    -----------    -----------    -----------    -----------
Shares used to compute
   net income (loss) per share                    19,169,455     20,647,599     20,647,599     16,469,928     16,384,313
                                                 ===========    ===========    ===========    ===========    ===========
Earnings per share:
Income (loss) before extraordinary
   charges and cumulative effect of
   changes in accounting principles              $      1.60    $     (0.77)   $     (0.63)    $    (0.87)    $    (1.21)

Extraordinary charges relating to early
   extinguishment of debt                              (0.11)         (0.29)          0.00          (0.08)         (1.44)

Cumulative effect of changes in
   accounting principles                                0.00           0.00           0.00          (0.38)          0.00

Preferred stock dividend requirement                   (0.16)          0.00           0.00           0.00           0.00
                                                 -----------    -----------    -----------    -----------    -----------
Earnings per share                               $      1.33    $     (1.06)   $     (0.63)   $     (1.33)   $     (2.65)

/(1)/ Weighted average shares outstanding gives effect to the proposed amendment to Holdings' Restated Certificate of Incorporation and the proposed 17.133145 stock split, each of which are to be effected at the time of the Offering.

/(2)/ Stock options outstanding under Plastics' and Containers' stock option plans, which are convertible into stock options under the Holdings' stock option plan upon the closing of the Offering, are considered to be issued by Holdings during the twelve months immediately preceding the Offering and have been included in computing earnings per share as if they were outstanding for all periods, using the treasury stock method. Stock options issued by Holdings pursuant to its stock option plan are considered to be anti-dilutive and, therefore, have not been included in periods in which the Company had a net loss. In periods in which the Company had net income, stock options issued by Holdings have been included in computing earnings using the treasury stock method.